UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2010, MOD-PAC CORP. (the “Company”) obtained a revolving credit facility from Manufacturers and Traders Trust Company by entering into a Revolving Credit Agreement, dated as of June 9, 2010 (the “Credit Agreement”) between the Company, as borrower, and Manufacturers and Traders Trust Company, as lender (the “Lender”).  Under the Credit Agreement, the Company is permitted to borrow up to $3,000,000 outstanding at any one time through the maturity date of June 9, 2013.  Outstanding loans under the Credit Agreement bear interest at a per annum rate of one month LIBOR adjusted daily plus 275 basis points, with an interest rate floor of 3.35% per annum. In addition, the Company is required to pay a fee of .125% per annum on the unused portion of the maximum $3,000,000 borrowing limit under the Credit Agreement.  The Company may allocate up to $1.5 million of its availability under the Credit Agreement for the issuance of letters of credit.  The Company’s obligations under the Credit Agreement are secured by a security interest in all of the Company’s assets (other than real estate) under the terms of a General Security Agreement, dated June 9, 2010 between the Company and the Lender (the “General Security Agreement”).  If an event of  default as defined in the Credit Agreement (each an “Event of Default”) occurs, the Lender has the option to declare all unpaid principal and any other amounts then due under the Credit Agreement immediately due and payable and to exercise its rights and remedies under the General Security Agreement.  Events of Default include, among others, the voluntary or involuntary bankruptcy of the Company, the failure to make payments as they become due, the failure to meet the financial covenant tests set forth in the Credit Agreement or a Change of Control as defined in the Credit Agreement

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and a copy of the General Security Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On June 14, 2010, in connection with the closing of its credit facility as described in Item 2.03 above, the Company issued a press release.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revolving Credit Agreement, dated as of June 9, 2010, between MOD-PAC CORP., as borrower, and Manufacturers and Traders Trust Company, as lender.
10.2	General Security Agreement, dated as of June 9, 2010 between MOD-PAC CORP. and Manufacturers and Traders Trust Company.
99.1	Press Release dated June 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date: June 14, 2010	By:	/s/ Daniel G. Keane
Daniel G. Keane
President and Chief Executive Officer